UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2024

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
_______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to SLA Credit Agreement

On December 18, 2024, Sunnova EZ-Own Portfolio, LLC (“EZOP”), a wholly owned subsidiary of Sunnova Energy International Inc. (the “Company”) entered into that certain Amendment No. 5 to Second Amended and Restated Credit Agreement (SLA) (the “SLA Amendment”), which, among other things, further amends that certain Second Amended and Restated Credit Agreement, dated as of August 2, 2023 (as previously amended, the “SLA Credit Agreement”), by and among EZOP, certain other subsidiaries of the Company party thereto, Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders and other financial institutions party thereto.

The SLA Amendment amended the SLA Credit Agreement to, among other things, (i) extend the Facility Maturity Date from November 2025 to February 2026, (ii) reduce the Aggregate Commitments from $875.0 million to $550.0 million and (iii) reduce the Maximum Facility Amount from $1.0 billion to $550.0 million.

The foregoing description of the SLA Amendment is qualified in its entirety by reference to the full text of the SLA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “report”) and is incorporated into this Item 1.01 by reference.

Solar Asset Securitization

On December 19, 2024, a wholly owned, indirect subsidiary (“Aurora I Issuer”) of the Company, entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as the indenture trustee, and completed an issuance of solar asset backed notes that were issued pursuant to the Indenture (the “Transaction”).

Aurora I Issuer issued $197,600,000 6.50% Solar Asset Backed Notes, Series 2024-PR1, Class A (the “Class A Notes”), and $17,900,000 6.70% Solar Asset Backed Notes, Series 2024-PR1, Class B (the “Class B Notes”) and $12,700,000 11.00% Solar Asset Backed Notes, Series 2024-PR1, Class C (the “Class C Notes” and, together with the Class A Notes and Class B Notes, the “Notes”). The Notes have an anticipated repayment date of January 30, 2030.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional accredited investors under Section 4(a)(2) of the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and other applicable securities laws. The Class A Notes, Class B Notes and Class C Notes have been rated AA (low) (sf), A (sf) and BB (sf) respectively, by Morningstar DBRS.

The Collateral

The Notes are secured by, and payable from the cash flow generated by, the membership interests in the Aurora I Issuer’s wholly owned, direct subsidiaries, and the sale of renewable energy credits. Each such subsidiary owns a managing member interest in a project company. Each project company owns a pool of photovoltaic systems, related lease agreements or power purchase agreements and other related solar assets. All but one project company is jointly owned with a third-party investor.

Sunnova TE Management, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of the Company (the “Transaction Manager”), will act as transaction manager pursuant to the terms of a Transaction Management Agreement between the Aurora I Issuer and the Transaction Manager. The Transaction Manager will be required to provide certain administrative, collection, and other management services to the Aurora I Issuer, including in respect of the subsidiaries of Aurora I Issuer and the renewable energy credits distributed to Aurora I Issuer by them.

Events of Default and Amortization Events

The Indenture contains events of default that are customary in nature for solar securitizations of this type, including, among other things, (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity. The Notes are also subject to amortization events that are customary in nature for solar securitizations of this type, including (a) the occurrence of an event of default, (b) a debt service coverage ratio falling below certain levels, (c) failure to maintain insurance, (d) the aggregate expenses of the project companies rising above certain levels and (e) failure to repay the Notes in full by their anticipated repayment date. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes. In connection with the Transaction, Sunnova Energy Corporation, a wholly owned, direct subsidiary of the Company, issued a performance guaranty covering (a) the performance of certain obligations of its affiliates who manage or service the project companies and the collateral securing the Notes, (b) the performance obligations of the Transaction Manager under the Transaction Manager Agreement and (c) the payment of certain expenses incurred by the Aurora I Issuer and the Indenture Trustee.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Notes (i) for the payment of expenses related to the offering of the Notes, (ii) to repay a portion of one or more currently existing financing arrangements of the Company or any of its affiliates and (iii) to finance or refinance, in whole or in part, existing or new investments and expenditures by the Company and its subsidiaries related to capital investment, research, development, acquisition, manufacturing, distribution, maintenance and operation of solar energy and storage systems and enabling technologies for solar energy storage and optimization.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 10.2 to this report and is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 19, 2024, the previously disclosed Credit Agreement, dated as of September 30, 2020 (as previously amended, the “AP8 Facility”), by and among Sunnova Asset Portfolio 8, LLC, as the borrower (the “Borrower”), Sunnova SLA Management, LLC, as the manager and servicer, Sunnova Asset Portfolio 8 Holdings, LLC, as the seller of solar loans and solar assets, the lenders from time to time party thereto, the funding agents from time to time party thereto, Banco Popular de Puerto Rico, as agent for the lenders, and U.S. Bank, National Association, as custodian, was voluntarily terminated by the Borrower. The AP8 Facility contemplated the financing of solar loans and solar assets in Puerto Rico acquired by the Borrower with an aggregate commitment of $215,000,000.

At the time of termination, all outstanding obligations under the AP8 Facility in an aggregate amount of $213,658,119.64, including interest, accrued fees and expenses, were paid in full and all hedging agreements permitted by the AP8 Facility were settled.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Transaction set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1∞
Amendment No. 5 to Second Amended and Restated Credit Agreement (SLA), among Sunnova EZ-Own Portfolio, LLC, Sunnova SLA Management, LLC, Sunnova Asset Portfolio 7 Holdings, LLC, the Lenders party thereto, the Funding Agents party thereto and Atlas Securitized Products Holdings, L.P., as administrative agent, dated as of December 18, 2024.

10.2∞	Indenture, by and between Sunnova Aurora I Issuer, LLC and Wilmington Trust National Association, as indenture trustee, dated as of December 19, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
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∞    Portions of this exhibit have been omitted in accordance with Items 601(a)(5) and 601(b)(10) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: December 23, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer